Exhibit 99.1

RealNetworks Names Judd Lee as Chief Financial Officer
SEATTLE, March 25, 2020 -- RealNetworks, Inc. (Nasdaq: RNWK), a leader in digital media software and services, today announced the appointment of Judd Lee as Senior Vice President. Lee starts at Real on Thursday, March 26th and will become Real’s new Chief Financial Officer and Treasurer early in the second quarter of 2020, succeeding Mike Ensing. In this role, Lee will oversee all financial operations at RealNetworks and report directly to the company’s Chairman and CEO, Rob Glaser.
Lee has served as Chief Financial Officer and in senior leadership roles for technology companies and investment firms for over two decades. He brings to RealNetworks an extensive background in financial management, strategic planning, and operational accounting and finance.
"Judd is a great addition to our senior management team," said Rob Glaser, Chairman and CEO of RealNetworks. "Judd's experience in artificial intelligence and security companies is very much aligned with Real’s growth initiatives, and his fresh strategic perspective will serve Real well at this important and complex historical moment."
"I'm excited to join RealNetworks at this pivotal time," said Lee. "With Real's rich history of innovation, I look forward to joining the team and helping to drive growth and profitability at RealNetworks."
Lee brings decades of experience in financial and strategic leadership with technology companies and investment firms. He served as Chief Financial Officer at desktop virtualization provider Parallels and network security company SignalSense. Prior to that, he held senior finance roles at investment firms, including venture capital firm Maveron, and technology companies, including Microsoft. Lee holds an MBA from the Wharton School, University of Pennsylvania, and a Bachelor of Science from the University of California at Berkeley.
Lee succeeds Michael Ensing, who began serving as Interim Chief Financial Officer on February 14, 2020. Glaser continued, "I want to thank Mike for his leadership and his great work during this interim period. The world changed a lot very quickly and having a seasoned exec like Mike on the team has served us very well during this period."

About RealNetworks
Building on a legacy of digital media expertise and innovation, RealNetworks has created a new generation of products that employ best-in-class artificial intelligence and machine learning to enhance and secure our daily lives. SAFR (www.safr.com) is the world’s premier facial recognition platform for live video. Leading in real-world performance and accuracy as evidenced in testing by NIST, SAFR enables new applications for security, convenience, and analytics. For information about our other products, visit www.realnetworks.com.

RealNetworks is a registered trademark of RealNetworks, Inc. All other trademarks, names of actual companies and products mentioned herein are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to our current expectations regarding future prospects and completion of the transaction. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. These statements reflect our expectations as of today,

Exhibit 99.1

and actual results may differ materially from the results predicted. Factors that could cause actual results for RealNetworks, on a consolidated basis, to differ from the results predicted include: our ability to realize operating efficiencies, growth and other benefits from the implementation of our growth initiatives and restructuring efforts; cash usage and conservation, and the pursuit of additional funding sources; successful monetization of our products and services; competitive risks, including the emergence or growth of competing technologies, products and services; potential outcomes and effects of claims and legal proceedings; risks associated with key customer or strategic relationships and business acquisitions; disruptions in the global financial markets, including changes in consumer spending and impacts to credit availability; fluctuations in foreign currencies; and unique risk factors that relate to our Napster segment, such as risks stemming from its streaming music service and related music royalties. More information about potential risk factors that could affect our business and financial results is included in RealNetworks' annual report on Form 10-K for the most recent year ended December 31, its quarterly reports on Form 10-Q and in other reports and documents filed by RealNetworks from time to time with the Securities and Exchange Commission. The preparation of our financial statements and forward-looking financial guidance requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, and revenues and expenses during the reported period. Actual results may differ materially from these estimates under different assumptions or conditions. RealNetworks assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.

For More Information:
Investor Relations for RealNetworks
Kimberly Orlando, Addo Investor Relations
310-829-5400
IR@realnetworks.com
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